[LOGO]
                        DiVall Income Properties 3, L.P.
                                 QUARTERLY NEWS

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A publication of The Provo Group, Inc.               FIRST QUARTER 1998



WHY THE INTEREST ... IN MY INTERESTS?
Madison, Wisconsin




At some point in time you may have or will be subject to third-party offers for your interests in the Partnership. A common question we hear is "why the interest in my interests?"

As we have communicated to you before, it's really quite simple -- the interests you own in the Partnership offer immediate value to third-party tenderers.

Should you be selling your interests to a third-party tenderer? As your General Partner, we don't think so, particularly if you want to be the recipient of "full" value.

We believe you should be the one receiving the final return on your long-term investment NOT someone who buys your interests at a discount for future profit opportunities.

In accordance with the Agreement of Limited Partnership, we have requested your consent to sell the properties in the Partnership -- which means that the Partnership will be dissolved following the sale of the assets and final distribution of the proceeds to you.

If a majority of Limited Partners are in agreement that the market conditions are favorable for producing maximized value on your interests through liquidation now, we will proceed with the sale of the properties and make a final distribution to you.

Although any interest in your interests may cause you concern or confusion -- think of it this way, you have something they may want, and you have control over whether they can have it or not.

                            ======================

                              OTHER NEWS INSIDE...

 .    1 Q 98 Distribution is the "Tops"....Distribution Highlights, pg 2

 .    First Quarter 1998 Property Sale.... Property Highlights, pg 3

Page 2                           DiVall 3                                 1 Q 98


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                            Distribution Highlights


 .    1.3% (approx.) annualized return . $74.26 per unit (approx.) for the
      from operations and 14.3%         First Quarter 1998 from both cash
      (approx.) non-annualized return   flow from operations and investing
      of capital from a special         activities.
      distribution related to the
      Denny's property sale based on  . $672.00 to $508.00 range of
      $8,700,000 ("net" remaining       distributions per unit from the first
      initial investment).              unit sold to the last unit sold
                                        before the offering closed (April
                                        1992), respectively.
 .    $1,270,000 total amount
      distributed for the First         Distributions are from both cash flow
      Quarter 1998 as budgeted.         from operations and "net" cash
                                        activity from financing and investing
                                        activities.


            (NOTE:  Original units were purchased for $1,000/unit.)

                            =======================

                 Statements of Income and Cash Flow Highlights

 . 5% increase in            . 20% increase in               . 2% decrease in net
 "total" operating            "total" expenses                income from
  revenues from               from projections.               projections.
  projections.


 . $16,000 more than budgeted operating   . Property appraisals in the amount of
   revenues were received by the           $14,000 were paid at the quarter's
   Partnership due primarily to one        end in connection with the proposed
   month's rent being collected on the     liquidation of the partnership.
   "sold" Denny's and higher than          Additionally, $7,000 in legal fees
   expected interest income received on    related to the proposed liquidation
   this property sale.                     were not budgeted.

[THE PROVO GROUP LOGO]

Page 3                             DiVall 3                                 1Q98

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                              Property Highlights

                                   Vacancies
                                   ---------

                   There were no vacancies at March 31, 1998.


                                Rents Receivable
                                ----------------

 . B.T. Woodlipp, Inc., tenant of      . DenAmerica Corporation, tenant of
  Applebee's (Pittsburgh, PA),          Denny's (Englewood, CO), was $3,500
  was $7,400 delinquent in              delinquent in scheduled rent at March
  percentage at March 31, 1998.         31, 1998.
  Scheduled rent is current.

                                Sale of Property
                                ----------------

 . Denny's (Sanford, FL) was sold during the First Quarter 1998 for $1,250,000.

                              ==================

                               Return of Capital

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended September 30, 1990 through March 31, 1998.


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                                                  Distribution   Capital
                                                  -------------  -------
                                                  Analysis       Balance
                                                  --------       -------

     Original Capital Balance                           -        $17,102,520
     Cash Flow From Operations Since Inception    $  1,709,816        -
     Total Distributions Since Inception           (10,142,983)       -
                                                  ------------

     (Return) of Capital                           ($8,433,167)   (8,433,167)
                                                  ============   -----------

     "Net" Remaining Initial Investment
          by Original Partners                          -        $ 8,669,353
                                                                 ===========
================================================================================

    (NOTE: For a more individualized discussion of return of capital contact
                              Investor Relations.)

Page 4                             DiVall 3                              1 Q 98


                         ----------------------------

                              Questions & Answers

               . When can I expect my next distribution mailing?


Your distribution correspondence for the Second Quarter of 1998 is scheduled to be mailed on August 14, 1998.



                                     * * *


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For questions or additional information, please contact Investor Relations at:
                       1-800-547-7686 or 1-608-244-7661

               All written inquiries may be mailed or faxed to:
                             The Provo Group, Inc.

    Post Office Box 8673                               1410 Northport Drive
Madison, Wisconsin 53708-8673                        Madison, Wisconsin 53704

                              (FAX 608-244-7663)

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--------------------------------------------------------------------------------
                        DIVALL INCOME PROPERTIES 3 L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                                PROJECTED         ACTUAL         VARIANCE
---------------------------------------------------------------------------------------------------------
                                                                  1ST               1ST
                                                                 QUARTER          QUARTER        BETTER
 OPERATING REVENUES                                              3/31/98          3/31/98        (WORSE)
                                                              -----------      -----------       --------
  Rental income                                               $    96,708      $   104,019       $  7,311
  Interest income                                                   7,945           16,369          8,424
  Gain on sale of assets                                          238,698          238,698              0
  Other income                                                          0               43             43
                                                              -----------      -----------       --------
  TOTAL OPERATING REVENUES                                    $   343,351      $   359,129       $ 15,778
                                                              -----------      -----------       --------

  OPERATING EXPENSES
   Insurance                                                  $     1,203      $     1,095       $    108
   Management fees                                                 16,120           16,045             75
   Disposition fees                                                37,500           37,500              0
   Overhead allowance                                               1,300            1,294              6
   Advisory Board                                                   3,400            4,358           (958)
   Administrative                                                   9,654           10,822         (1,168)
   Professional services                                            2,180            2,973           (793)
   Appraisal fees                                                       0           13,900        (13,900)
   Auditing                                                        11,650           10,897            753
   Legal                                                            1,850            8,722         (6,872)
   Defaulted tenants                                                1,050                0          1,050
                                                              -----------      -----------       --------
  TOTAL OPERATING EXPENSES                                    $    85,907      $   107,606       ($21,699)
                                                              -----------      -----------       --------
  INVESTIGATION AND RESTORATION EXPENSES                      $       546      $       479       $     67
                                                              -----------      -----------       --------

  NON-OPERATING EXPENSES
   Depreciation                                               $    22,330      $    22,329       $      1
   Amortization                                                       446              446              0
                                                              -----------      -----------       --------
  TOTAL NON-OPERATING EXPENSES                                $    22,776      $    22,775       $      1
                                                              -----------      -----------       --------
  TOTAL EXPENSES                                              $   109,229      $   130,860       ($21,631)
                                                              -----------      -----------       --------
  NET INCOME                                                  $   234,122      $   228,269        ($5,853)

  OPERATING CASH RECONCILIATION:                                                                  VARIANCE
                                                                                                 ---------
   Depreciation and amortization                                   22,776           22,775             (1)
   Gain on sale of assets                                        (238,698)        (238,698)             0
   (Increase) Decrease in current assets                            8,253           14,671          6,418
   Increase (Decrease) in current liabilities                     (36,424)         (18,363)        18,061
   (Increase) Decrease in cash reserved for payables               35,488           18,000        (17,488)
   Advance from/(to) future cash flows for current distribution     4,000            4,000              0
                                                              -----------      -----------       --------
  Net Cash Provided From Operating Activities                 $    29,517      $    30,654       $  1,137
                                                              -----------      -----------       --------

  CASH FLOWS FROM (USED IN) INVESTING
   AND FINANCING ACTIVITIES
  Recoveries from former G.P. affiliates                                0                0              0
  Proceeds from sale of property                                1,242,563        1,242,562             (1)
                                                              -----------      -----------       --------
Net Cash Provided from Investing And Financing
 Activities                                                   $ 1,242,563      $ 1,242,562            ($1)
                                                              -----------      -----------       --------

  Total Cash Flow For Quarter                                 $ 1,272,080      $ 1,273,216       $  1,136

  Cash Balance Beginning of Period                                580,143          595,420         15,277
  Less 4th quarter distributions paid 2/98                       (385,000)        (385,000)             0
  Change in cash reserved for payables or distributions           (39,488)         (22,000)        17,488
                                                              -----------      -----------       --------
  Cash Balance End of Period                                  $ 1,427,735      $ 1,461,636       $ 33,901

  Cash reserved for 1st quarter L.P. distributions             (1,270,000)      (1,270,000)             0
  Cash advanced from (reserved for) future distributions            4,000            4,000              0
  Cash reserved for payment of payables                             7,500          (52,000)       (59,500)
                                                              -----------      -----------       --------
  Unrestricted Cash Balance End of Period                     $   169,235      $   143,636       ($25,599)
                                                              ===========      ===========       ========

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                                                                PROJECTED         ACTUAL         VARIANCE
                                                              -------------------------------------------
* Quarterly Distribution                                      $ 1,270,000       $1,270,000       $      0
  Mailing Date                                                    5/15/98       (enclosed)          -

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* Refer to distribution letter for detail of quarterly distribution.

[LOGO OF THE PROVO GROUP]

PROJECTIONS FOR
DISCUSSION PURPOSES

                                                  ------------------------------
                                                   ORIGINAL CAPITAL  $17,102,520
                                                  NET DISTRIBUTION OF
                                                     CAPITAL SINCE
                                                       INCEPTION      $8,433,167
                                                                     -----------
                                                    CURRENT EQUITY    $8,669,353
                                                                     -----------
                                                  ------------------------------

                DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP
                             1998 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

PORTFOLIO  (Note 1)

                                    ---------------------------------      --------------------------------------------
                                               REAL ESTATE                                  EQUIPMENT
                                    ---------------------------------      --------------------------------------------
                                                 ANNUAL                       LEASE                ANNUAL
--------------------------------                  BASE          %          EXPIRATION              LEASE          %
CONCEPT        LOCATION               COST        RENT        YIELD           DATE       COST     RECEIPTS     RETURN
--------------------------------    ---------------------------------      --------------------------------------------
APPLEBEE'S     PITTSBURGH, PA         891,333    116,040      13.02%                     290,469                 0.00%
    "                  "                                                                  58,094                 0.00%

DENNY'S        CO SPRINGS, CO         580,183     77,460      13.35%                     210,976          0      0.00%
DENNY'S        ENGLEWOOD, CO          213,211     35,880      16.83%                     210,976                 0.00%

HARDEE'S (3)   ST. FRANCIS, WI      1,194,381     92,000       7.70%               (2)   369,688          0      0.00%
    "               "                                                              (2)    84,500          0      0.00%

HARDEE'S (3)   OAK CREEK, WI        1,341,906     88,000       6.56%               (2)   482,078          0      0.00%
    "               "                                                              (2)   105,488          0      0.00%
--------------------------------    ---------------------------------      --------------------------------------------

--------------------------------    ---------------------------------                  --------------------------------
PORTFOLIO TOTALS (5 Properties)     4,221,014    409,380       9.70%                   1,812,269          0      0.00%
--------------------------------   ---------------------------------                  --------------------------------

                                   --------------------------------------      -------------
                                                   TOTALS                         TOTAL %
                                   --------------------------------------      ON $8,669,353
--------------------------------                     ANNUAL          %            EQUITY
CONCEPT        LOCATION              COST           RECEIPTS       RETURN          RAISE
--------------------------------   --------------------------------------      -------------
APPLEBEE'S     PITTSBURGH, PA      1,239,896        116,040         9.36%
    "                  "

DENNY'S        CO SPRINGS, CO        791,159         77,460         9.79%
DENNY'S        ENGLEWOOD, CO         424,187         35,880         8.46%

HARDEE'S (3)   ST. FRANCIS, WI     1,648,569         92,000         5.58%
    "               "

HARDEE'S (3)   OAK CREEK, WI       1,929,472         88,000         4.56%
    "               "
--------------------------------   --------------------------------------      -------------

--------------------------------   --------------------------------------      -------------
PORTFOLIO TOTALS (5 Properties)    6,033,283        409,380         6.79%              4.72%
--------------------------------   --------------------------------------      -------------



Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.
     2: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases.
     3: These leases were assumed by Hardee's Food Systems at rental rates lower than those stated in the original leases.